UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2015

GLADSTONE LAND CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Gladstone Land Corporation previously filed a Current Report on Form 8-K on January 9, 2015 (the “Original Form 8-K”), reporting the closing of its acquisition, through its wholly-owned operating partnership, Gladstone Land Limited Partnership (collectively with Gladstone Land Corporation, the “Company”), of a farm in Monterey County, California, consisting of 331 acres of cropland, known as “Espinosa Road.” This Current Report on Form 8-K/A is being filed solely for the purposes of amending the Original Form 8-K to provide the financial information related to such acquisition on January 5, 2015, as required by Item 9.01 of Form 8-K in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statement of Businesses Acquired.

•	Report of Independent Auditors

•	Historical Statement of Revenues for the Year ended December 31, 2014

•	Notes to Historical Statement of Revenues

(b) Unaudited Pro-forma Condensed Consolidated Financial Information.

•	Unaudited Pro-forma Condensed Consolidated Balance Sheet as of December 31, 2014

•	Unaudited Pro-forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2014

•	Notes to Unaudited Pro-forma Condensed Consolidated Financial Statements

Report of Independent Auditors

To the shareholders of Gladstone Land Corporation

We have audited the accompanying Historical Statement of Revenues (the “Historical Statement”) of Espinosa Road (the “Property”) for the year ended December 31, 2014.

Management’s Responsibility for the Financial Statement

Management of Gladstone Land Corporation (the “Company”) is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Historical Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Statement. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the Historical Statement, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the Historical Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Statement. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues, as described in Note 2, of the Property for the year ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying Historical Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 and is not intended to be a complete presentation of the Property’s revenues. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

March 6, 2015

Espinosa Road

Historical Statement of Revenues

Year Ended December 31, 2014

OPERATING REVENUES:
Rental income	$750,265

TOTAL OPERATING REVENUES	$750,265

The accompanying notes are an integral part of this financial statement.

Espinosa Road

Notes to Statement of Revenues

Note 1.	Business

The accompanying historical statement of revenues relates to the operations of Espinosa Road (the “Property”), consisting of the revenue of one 331-acre farm located in Monterey County, California. Gladstone Land Corporation, through its wholly-owned operating partnership, Gladstone Land Limited Partnership (collectively, the “Company”), acquired the Property from an unaffiliated party on January 5, 2015, for total consideration of approximately $17.0 million.

Note 2.	Summary of Significant Accounting Policies

The accompanying historical statement of revenues was prepared for the purpose of complying with Rule 3-14 of Regulation S-X, as promulgated by the Securities and Exchange Commission, in connection with the Company’s acquisition of the Property. The historical statement is not representative of the actual operations of the Property for the period presented, nor indicative of future operations; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information to not be indicative of future operating results. In addition, certain expenses, primarily amortization and interest expense, which may not be comparable to the expenses expected to be incurred by the Company in future operations of the Property, have been excluded. Additionally, the Company’s lease with the tenant is structured in such a way that the tenant is responsible for substantially all of the Property’s operating expenses. The Company does not expect to incur any significant operating expenses in the future operations of the Property, so those expenses have been excluded from this historical statement.

Revenue Recognition

The lease is accounted for as an operating lease, and revenue is recognized on a straight-line basis in accordance with the terms of the related lease.

Use of Estimates

The preparation of this historical statement in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue during the reporting period. Actual results may differ from these estimates.

Note 3.	Leases

On September 14, 2009, the Property entered into a 3-year lease agreement (the “Original Lease”) with a single tenant (the “Tenant”) for the entire Property. The Original Lease commenced on November 1, 2009, and was scheduled to expire on October 31, 2012. On September 19, 2012, the Property and the Tenant entered into an amendment to the Original Lease, which, among other things, extended the term by four years, to October 31, 2016 (the “Renewal Term”), and amended the amount of rent due during the Renewal Term.

As of December 31, 2014, aggregate future minimum rental payments to be received by the Property under the lease were as follows:

Year	Lease Payments
2015	$771,287
2016	591,127
Thereafter	—

Total	$1,362,414

Major Tenant

During the year ended December 31, 2014, the Property’s total rental income of $750,265 was attributable to only one tenant.

Note 4.	Subsequent Events

The Company evaluated all events that have occurred subsequent to December 31, 2014, through March 6, 2015, the date the historical statement was issued.

GLADSTONE LAND CORPORATION

UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 5, 2015, Gladstone Land Corporation, through its wholly-owned operating partnership, Gladstone Land Limited Partnership (collectively with Gladstone Land Corporation, the “Company”), acquired a farm totaling approximately 331 gross acres located in Monterey County, California (the “Property”), for approximately $17.0 million, exclusive of acquisition-related costs of approximately $16,000. The Company funded this acquisition with $10.2 million of proceeds it received through a bond issuance under its facility with Federal Agricultural Mortgage Corporation and by drawing $8.0 million on its line of credit with Metropolitan Life Insurance Company. In evaluating the Property as a potential acquisition and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including location, water and soil quality, credit quality of the tenant, terms of the in-place lease, comparative land values and comparative rents. At closing, the Company assumed the existing lease on the Property with a tenant that has leased the Property for over four years. The assumed lease expires on October 31, 2016, and provides for annualized, straight-line rents of $778,342. Had the Company acquired the Property on January 1, 2014, the remaining term of the lease would have provided for annualized, straight-line rents of $767,414.

The pro-forma condensed consolidated balance sheet as of December 31, 2014, and the pro-forma condensed consolidated statement of operations for the year ended December 31, 2014, have been prepared to comply with Article 11 of Regulation S-X, as promulgated by the Securities and Exchange Commission. The pro-forma condensed consolidated balance sheet as of December 31, 2014, is presented as if the acquisition of the Property was completed on December 31, 2014. The pro-forma condensed consolidated statement of operations for the year ended December 31, 2014, is presented as if the acquisition of the Property was completed on January 1, 2014. The pro-forma condensed consolidated balance sheet as of December 31, 2014, and the pro-forma condensed consolidated statement of operations for the year ended December 31, 2014, are not necessarily indicative of what the actual financial position and operating results would have been had the Property acquired in the current year been acquired on December 31, 2014, and January 1, 2014, respectively, nor do they purport to represent the Company’s future financial position or operating results.

The unaudited pro-forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of Gladstone Land Corporation and the accompanying notes thereto in its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on February 24, 2015, and the historical statement of revenues, filed in accordance with Rule 3-14 of Regulation S-X, of Espinosa Road, for the year ended December 31, 2014. In the Company’s opinion, all adjustments necessary to reflect the effect of the Property acquired have been made.

GLADSTONE LAND CORPORATION

PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2014

(UNAUDITED)

	Historical	Pro-forma Adjustments		Pro-Forma
ASSETS
Real estate, at cost	$148,371,478	$16,487,309	A	$164,858,787
Less: accumulated depreciation	(4,431,290)	—		(4,431,290)

Total real estate, net	143,940,188	16,487,309	A	160,427,497
Lease intangibles, net	1,317,575	476,712	A	1,794,287
Cash and cash equivalents	2,619,342	1,459,347	C,D	4,078,689
Restricted cash	132,741	—		132,741
Short-term investments	681,124	—		681,124
Deferred financing costs, net	1,039,714	—		1,039,714
Deferred offering costs	248,731	—		248,731
Other assets	1,723,209	(250,000)	B	1,473,209

TOTAL ASSETS	$151,702,624	$18,173,368		$169,875,992

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Mortgage notes and bonds payable	$82,417,361	$10,178,000	C	$92,595,361
Borrowings under line of credit	4,000,000	8,000,000	C	12,000,000
Accounts payable and accrued expenses	1,925,251	4,000	D	1,929,251
Due to related parties	471,101	—		471,101
Other liabilities	2,919,583	—		2,919,583

TOTAL LIABILITIES	91,733,296	18,182,000		109,915,296

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value; 20,000,000 shares authorized; 7,753,717 shares issued and outstanding at December 31, 2014	7,754	—		7,754
Additional paid in capital	65,366,309	—		65,366,309
Distributions in excess of earnings	(5,404,735)	(8,632)	D	(5,413,367)

TOTAL STOCKHOLDERS’ EQUITY	59,969,328	(8,632)		59,960,696

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$151,702,624	$18,173,368		$169,875,992

The accompanying notes are an integral part of these financial statements.

GLADSTONE LAND CORPORATION

PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2014

(UNAUDITED)

	Historical	Pro-forma Adjustments		Pro-Forma
OPERATING REVENUES:
Rental income	$7,170,318	$767,414	A	$7,937,732
Tenant recovery revenue	14,604	—		14,604

Total operating revenues	7,184,922	767,414		7,952,336

OPERATING EXPENSES:
Depreciation and amortization	1,735,644	216,115	B	1,951,759
Management fee	1,079,534	—		1,079,534
Incentive fee	—	—		—
Administration fee	442,584	—		442,584
Professional fees	595,163	—		595,163
Acquisition-related expenses	520,352	(7,642)	C	512,710
Property operating expenses	434,514	—		434,514
General and administrative expenses	777,159	—		777,159

Total operating expenses	5,584,950	208,473		5,793,423

OPERATING INCOME	1,599,972	558,941		2,158,913

OTHER INCOME (EXPENSE):
Interest income	12,031	—		12,031
Other income	35,489	—		35,489
Interest expense	(2,009,086)	(534,785)	D	(2,543,871)
Property and casualty recovery	262,963	—		262,963

Total other expense	(1,698,603)	(534,785)		(2,233,388)

Net (loss) income before income taxes	(98,631)	24,156		(74,475)

Income tax provision	(26,502)	—	E	(26,502)

NET (LOSS) INCOME	$(125,133)	$24,156		$(100,977)

(LOSS) EARNINGS PER COMMON SHARE:
Basic and diluted	$(0.02)			$(0.01)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING - basic and diluted	6,852,917			6,852,917

The accompanying notes are an integral part of these financial statements.

GLADSTONE LAND CORPORATION

NOTES TO UNAUDITED PRO-FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 5, 2015, Gladstone Land Corporation, through its wholly-owned operating partnership, Gladstone Land Limited Partnership (collectively with Gladstone Land Corporation, the “Company”), acquired a farm totaling approximately 331 gross acre of farmland located in Monterey County, California (the “Property”) for approximately $17.0 million, exclusive of acquisition-related costs of approximately $16,000. The Company funded this acquisition with $10.2 million of proceeds it received through a bond issuance under its facility with Federal Agricultural Mortgage Corporation (“Farmer Mac”) and by drawing $8.0 million on its line of credit with Metropolitan Life Insurance Company (“MetLife”). At closing, the Company assumed the existing lease on the Property with a tenant that has leased the Property for over four years. The assumed lease expires on October 31, 2016, and provides for annualized, straight-line rents of $778,342. Had the Company acquired the Property on January 1, 2014, the remaining term of the lease would have provided for annualized, straight-line rents of $767,414.

Adjustments to Unaudited Pro-forma Condensed Consolidated Balance Sheet

The unaudited pro-forma condensed consolidated balance sheet as of December 31, 2014, reflects the following adjustments:

(A)	The acquisition of the Property is reflected in the unaudited pro-forma condensed consolidated balance sheet of the Company at fair market value. A preliminary estimate of the values allocated to real estate and lease intangibles are shown in the table below. The allocation of the purchase price in the table below is based upon the Company’s best estimates and is subject to change based upon the final determination of the fair value of the assets and liabilities acquired.

Real estate:
Land and land improvements	$15,898,168
Buildings and improvements	58,892
Irrigation system	530,249

Total real estate, net	16,487,309

Lease intangibles:
In-place leases	238,031
Leasing costs	49,889
Tenant relationships	188,792

Total lease intangibles, net	476,712

Total	$16,964,021

The value allocated to buildings and improvements is depreciated using the straight-line method over the shorter of the estimated useful life or 39 years, and irrigation system improvements are depreciated over the estimated useful life. In-place lease values and leasing costs are amortized over the remaining, non-cancelable term of the in-place lease, and tenant relationships are amortized over the remaining, non-cancelable term of the in-place lease plus any anticipated renewal period.

(B)	Good faith deposits on this Property were $250,000 and were deposited into escrow for the benefit of the seller, pursuant to the purchase and sale agreement. At closing, this deposit was applied against the purchase price.
(C)	In connection with the acquisition of the Property, the Company received proceeds of approximately $10.2 million through a bond issuance under its facility with Farmer Mac and a disbursement of $8.0 million under its line of credit with MetLife. The amount of funds disbursed in excess of the purchase price is reflected as an adjustment to Cash.
(D)	In connection with the acquisition of these properties, the Company has incurred total acquisition-related costs of approximately $16,000. Of this amount, approximately $7,000 was expensed or accrued for as of December 31, 2014, and thus is reflected in the Historical column of the Pro-Forma Condensed Consolidated Balance Sheet. The balance of acquisition-related costs recorded after December 31, 2014, of approximately $9,000 is reflected as a reduction of retained earnings. Of this amount, approximately $5,000 of these costs were paid at closing and are reflected as an adjustment to Cash; the remaining $4,000 was included as an adjustment to Accounts payable and accrued expenses. These adjustments are not included as a pro-forma adjustment in the Pro-Forma Condensed Consolidated Statement of Operations.

Adjustments to Unaudited Pro-forma Condensed Consolidated Statement of Operations

The adjustments to the pro-forma condensed consolidated statement of operations for the year ended December 31, 2014, are as follows:

(A)	The pro-forma adjustment to rental income for the year ended December 31, 2014, consists of two parts:

(i)	$750,265 to reflect the revenues recognized on a straight-line basis in the historical period; and

(ii)	An increase of $17,149 to reflect the remaining term of the assumed lease as if it had been in place as of January 1, 2014.

(B)	The pro-forma adjustments to depreciation and amortization expense are the Company’s estimates of the expenses that would have been recorded assuming the properties were acquired on January 1, 2014.
(C)	The pro-forma adjustments to acquisition-related expenses for the year ended December 31, 2014, are to remove the portion of acquisition-related costs that are directly attributable to the acquisition of the Property and are reflected in the historical Condensed Consolidated Statement of Operations for the year ended December 31, 2014.
(D)	The pro-forma adjustments to interest expense are the Company’s estimates of interest expense incurred on the bond payable and line of credit financing used to acquire the Property, assuming the respective borrowings were issued as of January 1, 2014. The Company funded the acquisition with $10.2 million of proceeds received from a bond issuance under its facility with Farmer Mac and an $8.0 million draw on its line of credit with MetLife. The bond payable is scheduled to mature in January 2020 and bears interest at a fixed rate of 3.25% per annum, and the line of credit is scheduled to mature in April 2024 and bears interest at 2.75% per annum.
(E)	There were no pro-forma adjustments to our income tax provision. In the historical Condensed Consolidated Statement of Operations for the year ended December 31, 2014, the Company’s income tax provision consisted of state taxes due as a result of prior-year land transfers. These were fixed amounts owed and not based on taxable income; thus, a change in net income would not result in an adjustment to the income tax provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

March 6, 2015	By:	/s/ Lewis Parrish

		Name:	Lewis Parrish
		Title:	Chief Financial Officer